Exhibit 4.1

EXECUTION COPY

AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment No. 2 (this “Amendment”) is entered into as of September 27, 2007 by and among BIO-RAD LABORATORIES, INC., a Delaware corporation (the “Borrower”), certain of the financial institutions party to the below-defined Credit Agreement (collectively, the “Lenders”) and JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA (Main Office Chicago)), as one of the Lenders and in its capacity as contractual representative (the “Agent”) on behalf of itself and the other Lenders.

RECITALS:

WHEREAS, the Borrower, the Lenders and the Agent have entered into that certain Amended and Restated Credit Agreement dated as of June 21, 2005 (the “Credit Agreement”);

WHEREAS, the Borrower wishes to amend the Credit Agreement in certain respects and the Lenders and the Agent are willing to amend the Credit Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Credit Agreement.

2. Amendments to Credit Agreement. Upon the effectiveness of this Amendment in accordance with the provisions of Section 3 below, the Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended to restate the definition of “Commitment” in its entirety follows:

“Commitment” means, for each Lender, the obligation of such Lender pursuant to Section 2.1 to make Revolving Loans and pursuant to Section 2.4.2 to purchase participations in Letters of Credit and pursuant to Section 2.5 to participate in Swing Line Loans not exceeding the amount set forth opposite its name on the Commitment Schedule or as set forth in any assignment agreement relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

(b) Section 1.01 of the Credit Agreement is hereby amended to insert the following new defined term therein in the appropriate alphabetical order:

“Commitment Schedule” means the Schedule attached hereto identified as such.

“DiaMed” means DiaMed Holding AG a stock corporation (Aktiengesellschaft) organized under Swiss law, registered in the commercial register of the canton of Freiburg under registration number CH-217-0530150-3 and having its corporate seat in Cressier, Switzerland.

“DiaMed Acquisition” means the acquisition by the Borrower, directly or indirectly, of all issued and outstanding shares of DiaMed.

(c) Section 2.6(B) of the Credit Agreement is hereby amended to delete the reference to “$200,000,000” set forth therein and to substitute “$250,000,000” therefor.

(d) Section 6.11 of the Credit Agreement is hereby amended to (1) redesignate clause (xiii) thereof as clause (xv) and to delete the reference to “(xii)” set forth therein and to substitute “(xiv)” therefor, and (2) insert new clauses (xiii) and (xiv) therein as follows:

(xiii) Intercompany Indebtedness of Bio-Rad Luxembourg S.à.r.l. to the Borrower with respect to the loan made to Bio-Rad Luxembourg S.à.r.l. by the Borrower in connection with the DiaMed Acquisition in an aggregate amount (together with the aggregate amount of outstanding Investments permitted under Section 6.14(ix)) not to exceed $500,000,000.

(xiv) Indebtedness of DiaMed in an aggregate amount not to exceed $60,000,000.

(e) Section 6.14(v) of the Credit Agreement is hereby amended to restate clause (A) thereof in its entirety as follows:

(A) (i) Permitted Acquisitions and (ii) the DiaMed Acquisition and

(f) Section 6.14 of the Credit Agreement is hereby amended to (1) redesignate clause (ix) thereof as clause (xi) and to delete the reference to “(i) through (viii)” set forth therein and to substitute “(i) through (x)” therefor and to delete the reference to “this clause (ix)” set forth therein and to substitute “this clause (xi)” therefor, and (ii) insert new clauses (ix) and (x) therein as follows:

(ix) Investments by the Borrower in Bio-Rad Luxembourg S.à.r.l. in connection with the DiaMed Acquisition in an aggregate amount (together with the aggregate amount of outstanding Intercompany Indebtedness permitted under Section 6.11(xiii)) not to exceed $500,000,000.

(x) Investments held by DiaMed in an aggregate amount not to exceed $25,000,000; provided that Investments made in reliance on this clause (x) may only remain outstanding under this clause (x) for the period beginning on the date that the Borrower acquires, directly or indirectly, greater than 50% of the issued and outstanding shares of DiaMed in connection with the DiaMed Acquisition and ending on the date ninety (90) days thereafter.

(g) Section 6.15 of the Credit Agreement is hereby amended to (1) redesignate clause (xiii) thereof as clause (xv) and to delete the reference to “(xii)” set forth therein and to substitute “(xiv)” therefor, and (2) insert new clauses (xiii) and (xiv) therein as follows:

(xiii) Liens to secure Indebtedness permitted under Section 6.11(xiv).

(xiv) Liens assumed in connection with the DiaMed Acquisition, the aggregate amount of liabilities secured by which does not exceed $10,000,000; provided that Liens existing in reliance on this clause (xiv) may only remain in existence under this clause (xiv) for the period beginning on the date that the Borrower acquires, directly or indirectly, greater than 50% of the issued and outstanding shares of DiaMed in connection with the DiaMed Acquisition and ending on the date ninety (90) days thereafter.

(h) A new Commitment Schedule is hereby added to the Credit Agreement as set forth on Exhibit A hereto.

3. Conditions of Effectiveness. This Amendment shall become effective and be deemed effective as of the date hereof (the “Effective Date”) if, and only if, the Agent shall have received (i) duly executed originals of this Amendment from the Borrower and the Lenders and (ii) such other documents, instruments and legal opinions as are reasonably requested by the Agent in connection with this Amendment. Delivery of an executed counterpart of a signature page of this Amendment by e-mail or facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

4. Representations and Warranties of the Borrower. The Borrower represents and warrants to the Lenders that, as of the Effective Date and giving effect to this Amendment:

(a) there exists no Default or Unmatured Default; and

(b) the representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects as of the Effective Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty was true and correct on and as of such earlier date.

5. Reference to and Effect on the Credit Agreement.

(a) Upon the effectiveness of this Amendment pursuant to Section 3 hereof, on and after the Effective Date each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import and each reference to the Credit Agreement in each other Loan Document shall mean and be a reference to the Credit Agreement as modified hereby.

(b) Except as specifically waived or amended herein, all of the terms, conditions and covenants of the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of (i) any right, power or remedy of any Lender or the Agent under the Credit Agreement or any of the Loan Documents, or (ii) any Default or Unmatured Default under the Credit Agreement.

6. CHOICE OF LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING 735 ILCS 105/5-1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

7. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same agreement.

8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Borrower, the Administrative Agent and the Lenders have executed this Amendment as of the date first above written.

BIO-RAD LABORATORIES, INC.,
as the Borrower

By:	/s/ Ronald W. Hutton
Name:	Ronald W. Hutton
Title:	Treasurer

JPMORGAN CHASE BANK, N.A.,
Individually as a Lender, as Principal Issuing Lender and as Administrative Agent

By:	/s/ Sanjna Daphtary
Name:	Sanjna Daphtary
Title:	Underwriter

WELLS FARGO BANK, N.A.,
Individually as a Lender and as a Syndication Agent

By:	/s/ Michael Jones
Name:	Michael Jones
Title:	Assistant Vice President

UNION BANK OF CALIFORNIA, N.A.,
Individually as a Lender and as a Syndication Agent

By:	/s/ Peter Sitov
Name:	Peter Sitov
Title:	Senior Vice President

ABN AMRO BANK N.V.,
Individually as a Lender and as a Documentation Agent

By:	/s/ Michele Costello
Name:	Michele Costello
Title:	Director

By:	/s/ Marc Brandyke
Name:	Marc Brandyke
Title:	Associate

BNP PARIBAS,
Individually as a Lender and as a Documentation Agent

By:	/s/ Katherine Wolfe
Name:	Katherine Wolfe
Title:	Managing Director

By:	/s/ Sandy Bertram
Name:	Sandy Bertram
Title:	Vice President

COMERICA BANK,
Individually as a Lender

By:	/s/ Don R. Carruth
Name:	Don R. Carruth
Title:	Assistant Vice President

U.S. BANK NATIONAL ASSOCIATION,
Individually as a Lender

By:	/s/ Conan Schleicher
Name:	Conan Schleicher
Title:	Vice President

THE NORTHERN TRUST COMPANY,
Individually as a Lender

By:	/s/ John E. Burda
Name:	John E. Burda
Title:	Vice President